                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              POTLATCH CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                                [POTLATCH LOGO]

                              POTLATCH CORPORATION

                               ONE MARITIME PLAZA
                        SAN FRANCISCO, CALIFORNIA 94111

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 16, 1996
                            ------------------------

                           NOTICE AND PROXY STATEMENT

                              POTLATCH CORPORATION
                               ONE MARITIME PLAZA
                        SAN FRANCISCO, CALIFORNIA 94111

                                                                  March 27, 1996

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders which will be held on Thursday, May 16, 1996 at 11:00 A.M. at the St. Paul Hotel, 350 Market Street, St. Paul, Minnesota.

     The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

     After reading the statement, PLEASE MARK, DATE, SIGN AND RETURN, AT AN EARLY DATE, THE ENCLOSED PROXY in the prepaid envelope to Harris Trust and Savings Bank, our agent, to ensure that your shares will be represented.

     The Board of Directors and Management look forward to seeing you at the meeting.

                                          Sincerely,

                                          /s/ JOHN M. RICHARDS

                                          JOHN M. RICHARDS
                                          Chairman of the Board and
                                          Chief Executive Officer
       ------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 16, 1996

     The Annual Meeting of the Stockholders of Potlatch Corporation (the "Company") will be held at the St. Paul Hotel, 350 Market Street, St. Paul, Minnesota, on Thursday, May 16, 1996 at 11:00 A.M. for the following purposes:

        1. To elect five Directors to serve until the 1999 Annual Meeting of Stockholders.

        2. To approve the Potlatch Corporation 1995 Stock Incentive Plan.

        3. To ratify the selection of independent auditors.

        4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 20, 1996 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof. A complete list of stockholders entitled to vote will be available at the offices of Briggs and Morgan, 2200 First National Bank Building, 332 Minnesota Street, St. Paul, Minnesota, for ten days prior to the meeting.


                                          /s/ BETTY R. FLESHMAN

                                          BETTY R. FLESHMAN
                                          Secretary
March 27, 1996

                                                                  March 27, 1996

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Potlatch Corporation, a Delaware corporation (the "Company"), One Maritime Plaza, San Francisco, California 94111, of proxies in the accompanying form to be used at the Annual Meeting of Stockholders to be held on May 16, 1996, or at any adjournment thereof. The shares represented by the proxies received pursuant to this solicitation and not revoked will be voted at the Annual Meeting. A stockholder who has given a proxy may revoke it by voting in person at the Annual Meeting, by giving written notice of revocation to the Secretary of the Company or by giving a later dated proxy at any time before voting. On the matters coming before the Annual Meeting as to which a choice has been specified by a stockholder by means of the ballot on the proxy, the shares will be voted accordingly. If no choice is so specified, the shares will be voted FOR the election of the nominees for Director listed in this Proxy Statement and FOR approval of the proposals referred to in items 2 and 3 in the Notice of Annual Meeting and described in this Proxy Statement.

     The close of business on March 20, 1996 has been fixed as the record date for determining the holders of the Common Stock entitled to notice of and to vote at the Annual Meeting. On such date the Company had 28,941,706 shares of Common Stock outstanding and entitled to vote. As provided in the Company's Restated Certificate of Incorporation (the "Charter"), a holder of Common Stock will be entitled to four votes on each matter submitted to a vote of stockholders for each share of Common Stock beneficially owned on March 20, 1996 which (i) has been beneficially owned continuously from and including March 1, 1992 or (ii) has been acquired pursuant to tax-qualified employee benefit plans of the Company or the Company's dividend reinvestment plan. A stockholder will be entitled to one vote per share for each share of Common Stock beneficially owned on March 20, 1996 which does not meet one of the above criteria. Stockholders who became beneficial owners of Common Stock within the last 48 calendar months (subsequent to March 1, 1992) will become entitled to four votes per share with respect to each share held for at least 48 consecutive calendar months (dating from the first day of the first full month on or after the date the holder acquired beneficial ownership of such share) prior to the record date for a stockholders' meeting. In addition, all stockholders are entitled to only one vote per share on certain matters as specified in the Charter. It is not anticipated that any such matters will be brought before this Annual Meeting.

     Stockholders who own shares of Common Stock in "street" or "nominee" name are presumed to be entitled to exercise one vote per share and must submit proof of continued beneficial ownership in order to be entitled to four votes per share. Such proof must consist of a written certification by the holder that there has been no change in beneficial ownership of his or her shares for a period of at least 48 consecutive calendar months as of the record date. The required form for this certification is provided on the proxy card given to stockholders who own shares of Common Stock in "street" or "nominee" name. The Company reserves the right, however, to require additional evidence to determine whether any such stockholder is entitled to four votes per share.

     To transact business at the Annual Meeting, a quorum consisting of a majority of the voting power of the Company's outstanding shares of Common Stock and one-third of the total number of shares of Common Stock entitled to vote at the Annual Meeting must be represented. Under Delaware law and the Company's Charter and By-Laws, the aggregate number of votes entitled to be cast by all stockholders represented at the Annual Meeting is counted for the purpose of determining whether there is a sufficient quorum. A stockholder is deemed to be represented at the Annual Meeting if the stockholder is present at the Annual Meeting in person or by proxy and has authority to vote on at least one item.

     The affirmative vote of a majority of the voting power present and entitled to vote at this Annual Meeting is required for approval of any matter voted upon. Abstentions have the same effect as negative votes. Votes withheld by a stockholder and broker non-votes are not counted for purposes of determining whether the item is approved.

     A copy of the Company's 1995 Annual Report to Stockholders containing financial statements for the year ended December 31, 1995 accompanies this Proxy Statement.

     The expense of printing and mailing proxy material will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain Directors, officers and other employees of the Company in person or by telephone or facsimile; no additional compensation will be paid for such solicitation.

     Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to certain beneficial owners of the Company's Common Stock, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. The Company has retained D.F. King & Co., Inc., to aid in the solicitation of proxies for a fee estimated at $7,500 plus out-of-pocket expenses.

                             ELECTION OF DIRECTORS
                        (PROPOSAL ONE ON THE PROXY CARD)

       The Board of Directors unanimously recommends a vote FOR this proposal.

     The Board of Directors is divided into three classes serving staggered three-year terms. At the 1996 Annual Meeting of Stockholders, five Directors are to be elected to serve until the 1999 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified or until the end of the calendar year in which the Director attains the age of 72 as required by the Company's By-Laws. All nominees for election are presently members of the Board of Directors.

     Directors are elected by a majority of the votes cast in the election. The Board of Directors knows of no reason why any of the nominees for Director will be unable to serve. In the event any of the nominees becomes unable or declines to serve, the proxies may be voted for the balance of those named and for such other nominee as the Board may select, or the Board may be reduced accordingly.

INFORMATION WITH RESPECT TO NOMINEES FOR ELECTION AND DIRECTORS CONTINUING IN OFFICE

     Following are the names and ages of the nominees for Director and of the Directors continuing in office, their principal occupations or employment at present and for the past five years, certain directorships held by each and the year in which each became a Director of the Company:

Nominees for Election for a Three-Year Term Ending in 1999

Kenneth T. Derr(1)...........Mr. Derr, age 59, became a Director of the Company in 1994. He is Chairman of the Board and Chief Executive Officer of Chevron Corporation (international oil company), San Francisco, California. Mr. Derr is also a director of AT&T and Citicorp.

Toni Rembe(2)(3).............Ms. Rembe, age 59, became a Director of the Company in 1975. She is a Partner of Pillsbury Madison & Sutro LLP (law firm), San Francisco, California. Ms. Rembe is also a director of American President Companies, Ltd., Pacific Telesis Group and Transamerica Corporation.

Richard M. Rosenberg(1)(3)...Mr. Rosenberg, age 65, became a Director of the
                             Company in 1992. He is Chairman of the Board of BankAmerica Corporation (bank holding company) and Bank of America NT&SA (banking institution), San Francisco, California. He served as Chief Executive Officer of both companies from May 1990 to December 1995. He also served as President of both companies from May 1990 to April 1992 and from October 1992 to August 1995. Mr. Rosenberg is also a director of Airborne Express, Northrop Corporation and Pacific Telesis Group.

Charles R. Weaver(4).........Mr. Weaver, age 67, became a Director of the
                             Company in 1987. He served as Chairman of the Board and Chief Executive Officer of The Clorox Company (household consumer products), Oakland, California, from April 1986 through June 1992. Mr. Weaver is also a director of Unocal Corporation.

                                                           (Notes are on page 5)

William T. Weyerhaeuser(4)...Dr. Weyerhaeuser, age 52, became a Director of the
                             Company in 1990. He is a Clinical Psychologist in Tacoma, Washington. He is also owner and Chairman of the Board of Yelm Telephone Company, Yelm, Washington. Dr. Weyerhaeuser is also a director of Clearwater Management Company, Inc.

Directors Continuing in Office Until the 1997 Annual Meeting of Stockholders

Richard B. Madden(1)(2)......Mr. Madden, age 66, became a Director of the
                             Company in 1971. He served as Chairman of the Board and Chief Executive Officer of the Company until he retired in May 1994. Mr. Madden is also a director of Consolidated Freightways, Inc., Pacific Gas and Electric Company and URS Corporation.

Richard M. Morrow(4).........Mr. Morrow, age 70, became a Director of the
                             Company in 1990. He served as Chairman of the Board and Chief Executive Officer of Amoco Corporation (petroleum and chemical products), Chicago, Illinois, from September 1983 through February 1991. Mr. Morrow served as Chairman of the Board of Westinghouse Electric Corporation (electrical equipment), Pittsburgh, Pennsylvania, from January 1993 through June 1993. He is also a director of Marsh and McLennan Companies, Inc., Seagull Energy Corporation and Westinghouse Electric Corporation.

John M. Richards(3)..........Mr. Richards, age 58, became a Director of the
                             Company in 1991. He is Chairman of the Board and Chief Executive Officer of the Company and has served in that capacity since May 1994. He served as the Company's President and Chief Operating Officer from May 1989 to May 1994.

Reuben F. Richards(3)(4).....Mr. Richards, age 66, became a Director of the
                             Company in 1974. He is Chairman of the Board of Terra Industries Inc. (agriculture), New York, New York and also Chairman of the Board, President and Chief Executive Officer of Minorco (U.S.A.) Inc. (natural resources), Denver, Colorado. He became Chairman of Minorco (U.S.A.) Inc. in May 1990 and its President and Chief Executive Officer in February 1994. Mr. Richards served as President and Chief Executive Officer of Terra Industries Inc. from June 1983 to May 1991. He is also a director of Ecolab Inc., Engelhard Corporation, Minorco and Santa Fe Energy Resources, Inc.

Frederick T. Weyerhaeuser(4).Mr. Weyerhaeuser, age 64, became a Director of the
                             Company in 1960. He is Chairman of the Board and Treasurer of Clearwater Management Company, Inc. and Clearwater Investment Trust (financial management companies), St. Paul, Minnesota.

                                                           (Notes are on page 5)

Directors Continuing in Office Until the 1998 Annual Meeting of Stockholders

Richard A. Clarke(2).........Mr. Clarke, age 65, became a Director of the
                             Company in 1985. He served as Chairman of the Board of Pacific Gas and Electric Company (public utility), San Francisco, California, from July 1994 through June 1995. He also served as its Chief Executive Officer from May 1986 through June 1994. Mr. Clarke is also a director of BankAmerica Corporation, Bank of America NT&SA, Consolidated Freightways, Inc. and Pacific Gas and Electric Company.

Allen F. Jacobson(3).........Mr. Jacobson, age 69, became a Director of the
                             Company in 1990. He served as Chairman of the Board and Chief Executive Officer of Minnesota Mining and Manufacturing Company (diversified manufacturing company), St. Paul, Minnesota, from March 1986 through October 1991. Mr. Jacobson is also a director of Abbott Laboratories, Deluxe Corporation, Minnesota Mining and Manufacturing Company, Mobil Corporation, Northern States Power Company, The Prudential Insurance Company of America, Sara Lee Corporation, Silicon Graphics, Inc., U S West, Inc. and Valmont Industries, Inc.

George F. Jewett,
Jr.(1)(2)....................Mr. Jewett, age 68, became a Director of the
                             Company in 1957. He is Vice Chairman of the Board of the Company.

Vivian W. Piasecki(1)........Mrs. Piasecki, age 65, became a Director of the
                             Company in 1992. She is a Trustee of the University of Pennsylvania (educational institution), Philadelphia, Pennsylvania. She is also Chairman of the Board of Overseers for the University of Pennsylvania School of Nursing and a Board Member of the University of Pennsylvania Medical Center. Mrs. Piasecki is also a director of First Fidelity Bank, NA Pennsylvania Regional Board.

Robert G. Schwartz(2)(4).....Mr. Schwartz, age 67, became a Director of the
                             Company in 1973. He served as Chairman of the Board of Metropolitan Life Insurance Company (life insurance), New York, New York from February 1983 through March 1993 and was also its President and Chief Executive Officer from September 1989 through March 1993. Mr. Schwartz is also a director of Ascent Entertainment Group, Inc., COMSAT Corp., Consolidated Edison of New York, CS First Boston, Inc., Lone Star Industries, Inc., Lowe's Companies, Inc., Metropolitan Life Insurance Company, Mobil Corporation and Reader's Digest Association, Inc.
---------------

(1) Member of the Audit Committee
(2) Member of the Nominating Committee
(3) Member of the Finance Committee
(4) Member of the Executive Compensation and Personnel Policies Committee

CERTAIN COMMITTEES OF THE BOARD OF DIRECTORS; MEETINGS

     The Company has standing audit, compensation and nominating committees of the Board of Directors.

     Members of the Audit Committee are: Kenneth T. Derr, George F. Jewett, Jr., Richard B. Madden, Vivian W. Piasecki and Richard M. Rosenberg. The functions of this Committee are to: receive from and review with the Company's independent auditors the annual report of such auditors; review with the independent auditors the scope of the succeeding annual examination; nominate the independent auditors to be selected each year by the Company's Board of Directors; review consulting services, if applicable, provided by the Company's auditors and evaluate the possible effect on the auditors' independence of performing such services; ascertain the existence of adequate internal accounting and control systems; and review with management and the auditors current and emerging accounting and financial reporting requirements and practices affecting the Company. This Committee held two meetings during the fiscal year ended December 31, 1995.

     Members of the Executive Compensation and Personnel Policies Committee are:
Richard M. Morrow, Reuben F. Richards, Robert G. Schwartz, Charles R. Weaver, Frederick T. Weyerhaeuser and William T. Weyerhaeuser. The functions of this Committee are to: review annually and recommend to the Board of Directors the level of total compensation of the Chairman of the Board; review annually the recommendations of the Chairman of the Board concerning the salaries and incentive awards of certain senior officers; administer the Company's stock option plans and Management Performance Award Plan; and review and make recommendations to the Board of Directors for changes in the Company's compensation and benefit plans and practices. This Committee held four meetings during the fiscal year ended December 31, 1995.

     Members of the Nominating Committee are: Richard A. Clarke, George F. Jewett, Jr., Richard B. Madden, Toni Rembe and Robert G. Schwartz. The functions of this Committee are to make recommendations with respect to: the size of the Board; nominees for election as Directors; nominees to serve on Committees of the Board; and changes in compensation and retirement policy for Directors. This Committee held four meetings during the fiscal year ended December 31, 1995. Any stockholder may recommend nominees for Director to the Nominating Committee by providing to the Secretary of the Company a written notice by the February 1 preceding the annual meeting of stockholders for which such nominee is to be considered for nomination. The notice must include the full name, age, business and residence addresses, principal occupation or employment of the nominee, the number of shares of Company stock beneficially owned by the nominee, any other information concerning the nominee that must be disclosed in proxy solicitations pursuant to Rule 14(a) of the Securities Exchange Act of 1934 and a written consent of the nominee to the nomination and to serve, if elected.

     The Board of Directors held seven meetings during the fiscal year ended December 31, 1995. Each of the Directors (except Vivian W. Piasecki) attended 75% or more of the aggregate number of meetings of the Board and of the Committees on which such Director served in 1995.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth as of January 1, 1996 the number of shares of Common Stock beneficially owned by each Director, the executive officers listed in the Summary Compensation Table and by all Directors and executive officers as a group, as reported by each person. Except as otherwise indicated, each person has sole investment and voting power with respect to the shares shown. Shares amounting to less than 1% of the class outstanding are noted by an asterisk. The table also sets forth common stock units credited to accounts of Directors who deferred all or a portion of their Directors' fees under the stock units method, as of January 1, 1996.

                                              BENEFICIAL OWNERSHIP OF
                                                    COMMON STOCK
                                            ----------------------------          DIRECTORS'
                                             NUMBER OF        PERCENT OF     DEFERRED COMPENSATION
                                            SHARES(1)(2)        CLASS         COMMON STOCK UNITS
                                            ------------      ----------     ---------------------
DIRECTORS
Richard A. Clarke..........................       3,525             *                    --
Kenneth T. Derr............................         500             *                    --
Allen F. Jacobson..........................       1,000             *                 4,350
George F. Jewett, Jr.......................     808,314(3)        2.8%                   --
Richard B. Madden..........................     138,803             *                    --
Richard M. Morrow..........................         500             *                 4,534
Vivian W. Piasecki.........................     116,256(4)          *                   783
Toni Rembe.................................       2,987             *                    --
John M. Richards...........................     107,223             *                    --
Reuben F. Richards.........................       1,200             *                    --
Richard M. Rosenberg.......................       1,000             *                   951
Robert G. Schwartz.........................       2,000             *                 3,948
Charles R. Weaver..........................       1,000             *                    --
Frederick T. Weyerhaeuser..................     951,720(5)        3.3%                   --
William T. Weyerhaeuser....................   1,016,661(6)(7)     3.5%                4,573
OTHER NAMED EXECUTIVE OFFICERS
George E. Pfautsch.........................      37,093             *                    --
Charles R. Pottenger.......................      47,090             *                    --
L. Pendleton Siegel........................      71,309             *                    --
Thomas J. Smrekar..........................      34,750             *                    --
Directors and executive officers as a group
  (21 persons including those named
  above)...................................   3,372,513          11.5%               19,139

---------------

(1) Includes shares which may be acquired within 60 days pursuant to the exercise of options, as follows: Mr. Madden, 113,700 shares; Mr. J. M. Richards, 87,100 shares; Mr. Pfautsch, 25,300 shares; Mr. Pottenger, 37,600 shares; Mr. Siegel, 55,300 shares; Mr. Smrekar, 22,025 shares; and all Directors and executive officers as a group, 365,725 shares.

(2) Includes shares owned by Directors and executive officers together with their respective spouses as follows: Mr. Clarke, 3,525 shares; Mr. Madden, 10,456 shares; Mr. Pfautsch, 2,200 shares; and all Directors and executive officers as a group, 16,181 shares.
                                                  (Notes continued on next page)

(3) Includes 601,400 shares held by a trust of which Mr. Jewett is the trustee and as to which he shares voting and investment power. Includes 129,864 shares held by a foundation of which Mr. Jewett is a trustee and as to which he shares voting and investment power but disclaims beneficial ownership. Includes 40,954 shares held by a revocable trust for the benefit of Mr. Jewett and his wife and as to which he shares voting and investment power. Includes 36,096 shares held by a revocable trust for the benefit of Mr. Jewett's wife and as to which he shares voting and investment power but disclaims beneficial ownership.

(4) Does not include 4,220 shares held directly by Mrs. Piasecki's husband. Also does not include 17,020 shares held by trusts of which Mrs. Piasecki's husband is a trustee and as to which he shares voting and investment power. Mrs. Piasecki disclaims beneficial ownership of all shares described in this footnote.

(5) Includes a total of 897,088 shares held by trusts of which Mr. F. T. Weyerhaeuser is a trustee, as to 789,288 of which he shares voting and investment power. Also includes 132 shares of which he shares investment power only. Does not include 8,032 shares held directly by Mr. F. T. Weyerhaeuser's wife. Mr. F. T. Weyerhaeuser disclaims beneficial ownership of all shares described in this footnote.

(6) Includes 119,616 shares held by a holding company of which Dr. W.T. Weyerhaeuser is Chairman of the Board and Chief Executive Officer and as to which he has been authorized to exercise sole voting power and indirectly shares investment power with others. Dr. W.T. Weyerhaeuser disclaims beneficial ownership of these shares, except for his proportionate beneficial interest of 569 shares.

(7) Includes a total of 857,411 shares held by trusts of which Dr. W. T. Weyerhaeuser is a trustee, as to 37,300 shares of which he shares voting power only, and as to 766,179 shares of which he shares voting and investment power. Also includes 132 shares of which he shares investment power only. Does not include 1,200 shares held directly by Dr. W. T. Weyerhaeuser's wife. Dr. W. T. Weyerhaeuser disclaims beneficial ownership of all shares described in this footnote.

           COMPENSATION OF DIRECTORS AND THE NAMED EXECUTIVE OFFICERS

     Information is set forth on the following pages as to the compensation paid or to be paid to, or deferred for the account of, the Directors and the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company for services rendered to the Company and its subsidiaries during 1995.

                           COMPENSATION OF DIRECTORS

     Each Director of the Company who is not also an employee of the Company receives an annual fee of $24,000. In addition, the Company pays each such Director a fee of $1,200 for each meeting of the Board of Directors or a committee of the Board attended in person or by telephone. Each committee chairman receives an additional annual fee of $3,000. By making an advance election, a Director may defer receipt of any or all of the Director's fees payable. At the election of a Director, deferred amounts are credited with interest or converted into common stock units which are credited with amounts equal to dividends paid on the Company's Common Stock during the deferral period. During 1995 an aggregate amount of $528,934 in fees was paid to Directors or deferred on their behalf. Directors are also reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

     Under the Potlatch Corporation 1995 Stock Incentive Plan (the "1995 Plan"), which is subject to approval by stockholders at the Annual Meeting, Directors who are not employees of the Company ("outside Directors") each receive a nonqualified stock option to purchase 1,000 shares of Common Stock in December of his or her first year as a Director (or, in the case of Directors serving at the time of the 1995 Plan's adoption, in December 1995). Each December thereafter, each outside Director will also receive an additional nondiscretionary option grant to purchase 500 shares. In December 1995, options to purchase 1,000 shares of Common Stock at an exercise price of $41.25 per share were granted to each outside Director. Such options will vest in two equal annual installments commencing on the first anniversary of the grant date. Such options will expire ten years from the date of grant unless earlier terminated or exercised. See "Approval of the Potlatch Corporation 1995 Stock Incentive Plan" on page 19.

     The Company's Directors' Retirement Plan provides an annual benefit to each Director of the Company who completes five years of service as an outside Director. The annual benefit is equal to the amount of the regular annual Directors' retainer fee in effect at the time the individual ceases to be a Director and does not include supplemental fees for committee chairmanships, attendance at or participation by telephone in meetings of Directors or any committee of Directors, or reimbursement of expenses. The benefit continues for the lesser of 10 years or the number of full years that the individual served as an outside Director, but benefits may be paid at any time in a lump sum at the discretion of the Board's Nominating Committee. In addition, benefits will be paid in a lump sum if the Director's service terminates within three years following a change in control of the Company or if the Director dies before all or any required payments have been made.

                  COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

                                                                  LONG-TERM
                                                                 COMPENSATION
                                                                    AWARDS
                                                                 ------------
                                           ANNUAL COMPENSATION    SECURITIES         ALL
                                           -------------------    UNDERLYING        OTHER
   NAME AND PRINCIPAL POSITION      YEAR    SALARY     BONUS     OPTIONS/SARS  COMPENSATION(1)
----------------------------------  -----  --------   --------   ------------  ---------------
John M. Richards..................  1995   $508,850   $230,000       38,000        $21,372
  Chairman of the Board and         1994    453,975     98,500       34,600         19,067
  Chief Executive Officer           1993    385,600    135,300       30,000         16,195
L. Pendleton Siegel...............  1995    366,300    140,000       20,000         15,385
  President and Chief Operating     1994    335,000     65,000       22,000         14,070
  Officer                           1993    279,000     82,100       20,000         11,718
Charles R. Pottenger..............  1995    275,420     81,900       10,600         37,465
  Group Vice President, Pulp and    1994    267,300     42,100       11,000         11,228
  Paperboard                        1993    233,500     69,500       12,500          9,807
Thomas J. Smrekar.................  1995    230,000     65,000        8,800          9,660
  Group Vice President, Wood        1994    205,200     32,300        8,450          8,618
  Products                          1993    180,200     56,300        7,500          7,568
George E. Pfautsch................  1995    214,950     63,900        7,000          9,028
  Senior Vice President, Finance
     and                            1994    205,395     35,600        6,600          8,627
  Chief Financial Officer           1993    190,185     56,600        7,000          7,988

---------------
(1) This column represents matching Company contributions under the Salaried Employees' Savings Plan. For Mr. Pottenger, includes $25,897 for moving expenses reimbursed in 1995.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS(1)
                                 ---------------------------------------------------
                                  NUMBER OF      % OF TOTAL
                                  SECURITIES    OPTIONS/SARS
                                  UNDERLYING     GRANTED TO     EXERCISE               GRANT DATE
                                 OPTIONS/SARS   EMPLOYEES IN     PRICE      EXPIRATION  PRESENT
             NAME                 GRANTED(2)    FISCAL YEAR    PER SHARE      DATE      VALUE(3)
-------------------------------  ------------   ------------   ----------   --------   ----------
John M. Richards...............     38,000           12%         $41.25     12-07-05    $274,000
L. Pendleton Siegel............     20,000            7%          41.25     12-07-05     144,000
Charles R. Pottenger...........     10,600            3%          41.25     12-07-05      76,000
Thomas J. Smrekar..............      8,800            3%          41.25     12-07-05      63,000
George E. Pfautsch.............      7,000            2%          41.25     12-07-05      50,000

---------------

(1) All of these options were granted on December 7, 1995 with 50% of such grant first becoming exercisable on December 7, 1996 and the remaining 50% becoming exercisable on December 7, 1997. In the event of a "change in control" of the Company, as defined in the option plans, the options granted would become immediately exercisable in full and would include stock appreciation rights. In general, a "change in control" occurs for purposes of the option plans when (i) the Company ceases to be an independent publicly owned corporation or sells or disposes of all or substantially all of the assets of the Company, (ii) more than one-third of the incumbent Directors of the Company neither were Directors three years earlier nor were elected or nominated with the approval of a majority of the Directors then in office who were Directors three years earlier, (iii) a person becomes the beneficial owner of 20% or more of the Company's voting power pursuant to a tender offer, or (iv) the Company dissolves, liquidates, or does not survive a merger or consolidation.

(2) These grants include options under the 1995 Plan, which was approved by the Board of Directors and is subject to approval by the stockholders at the Annual Meeting, to purchase shares as follows: Mr. Richards, 18,410; Mr. Siegel, 9,690; Mr. Pottenger, 5,130; Mr. Smrekar, 4,260; and Mr. Pfautsch, 3,390.

(3) This column has been calculated using the Black-Scholes option pricing model, a complex mathematical formula, utilizing six different market-related factors to estimate the value of stock options. These factors are stock price at date of grant, option exercise price, option term, risk-free rate of return, stock volatility and dividend yield. The Black-Scholes model generates an estimate of the value of the right to purchase a share of stock at a fixed price over a fixed period of time. The actual value, if any, an executive may realize will depend on the excess of the stock price on the date the option is exercised over the grant price, as well as the executive's continued employment through the two-year vesting period and the 10-year option term. The following assumptions were used to calculate the Black-Scholes value:

Stock price at date of grant     = $41.25
Option exercise price            = $41.25
Option term                      = 10 years
Risk-free rate of return         = Based on rate for 10-year U.S. Treasury note
Company stock volatility         = Based on prior three-year monthly stock prices
Company dividend yield           = 4.02%
Calculated Black-Scholes
  Value                          = $7.20 per option

                                                  (Notes continued on next page)

     If the Black-Scholes option pricing model were applied to all outstanding shares of the Company as of December 7, 1995, the date of grant, the assumed increased present value for all stockholders would be approximately $209 million. There is no assurance that the value received by the named executive officers or the Company's stockholders will be at or near the estimated value derived by the Black-Scholes model.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

                                                           NUMBER OF
                                                     SECURITIES UNDERLYING       VALUE OF UNEXERCISED
                                                          UNEXERCISED                IN-THE-MONEY
                                                          OPTIONS/SARS               OPTIONS/SARS
                            SHARES                     AT FISCAL YEAR-END        AT FISCAL YEAR-END(1)
                          ACQUIRED ON     VALUE    --------------------------   -----------------------
          NAME             EXERCISE     REALIZED   EXERCISABLE  UNEXERCISABLE   EXERCISABLE UNEXERCISABLE
------------------------- -----------   ---------  -----------  -------------   --------- -------------
John M. Richards.........        --     $      --     87,100        55,300      $ 132,950    $60,550
L. Pendleton Siegel......        --            --     55,300        31,000        114,263     38,500
Charles R. Pottenger.....        --            --     37,600        16,100        109,838     19,250
Thomas J. Smrekar........        --            --     22,025        13,025         42,813     14,788
George E. Pfautsch.......        --            --     25,300        10,300         87,300     11,550

---------------

(1) Based on the closing stock price in The New York Stock Exchange Composite Transactions of the Company's Common Stock at December 31, 1995 of $40.00 per share.

EXECUTIVE COMPENSATION AND PERSONNEL POLICIES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION POLICY

     In order to attract, retain and reward a highly competent and productive employee group, it is the policy of the Company that a total compensation package will be provided that is competitive within the forest and paper products industry, general industry and the geographic areas in which the Company operates. This compensation package includes a mix of base salary, short-term and long-term incentive opportunities and other employee benefits. Changes in compensation are based on individual performance, the Company's profit performance and the competitive marketplace. The Company intends to qualify all compensation paid to its executive officers for deductibility under the Internal Revenue Code's $1 million limitation. The Company believes the compensation paid under the 1995 Stock Incentive Plan, subject to stockholder approval at the 1996 Annual Meeting, and the Management Performance Award Plan qualify for deductibility.

     Executives receive a base salary and are eligible for awards under two incentive plans, the Management Performance Award Plan (short-term) and a stock incentive plan (long-term). Executive compensation is administered by the Executive Compensation and Personnel Policies Committee of the Board of Directors (the "Committee"). The Committee consists of the six outside Directors named at the conclusion of this report.

COMPENSATION COMMITTEE RESPONSIBILITIES

     The responsibilities of the Committee are:

     - to review and recommend annually to the Board of Directors the level of total compensation of the Chief Executive Officer. Factors evaluated in the review are the Chief Executive Officer's individual performance, as measured against written short-term and long-term objectives previously approved by the Committee, the achievement of the annual corporate operating budget, Company performance compared to the forest products industry and the competitive compensation levels for comparable positions in the forest products industry and general industry;

     - to review annually with the Chief Executive Officer the individual performance, base salaries and incentive awards of the four other most highly compensated executive officers and certain other senior officers;

     - to review and make recommendations on any new stock incentive plan for the Board of Directors' approval prior to submission to stockholders for their approval and to review and approve all grants made under stock incentive plans;

     - to establish the rules and regulations for the Management Performance Award Plan, which is the Company's annual incentive plan ("bonus"), and to administer the plan in accordance with such rules and regulations; and

     - to review and make recommendations to the Board of Directors regarding the adoption of or any material changes in the Company's compensation and benefit plans.

     The Committee periodically reviews the entire executive pay structure by examining surveys of general industry and forest and paper products industry information on base salaries and short-term and long-term incentives prepared by an independent compensation consulting firm. These surveys include data from a broad base of general industry companies and from a base of forest and paper products companies. This latter base is broader than the S&P Forest Products Index. General industry surveys are included in the review because the Committee believes that the Company competes for executive talent against companies other than those in the forest and paper products industry. The primary purpose of the review is to insure that the Company's target and actual cash and incentive compensation programs are consistent with competitive practice. The Committee considers the median level of the market as competitive.

1995 COMPANY PERFORMANCE

     During 1995, the Company earned $3.72 per share or a return on common stockholders' equity ("ROE") of 11.8%. This compared to $1.68 per share and an ROE of 5.3% in 1994. The Company's ROE of 11.8% was below the industry's ROE performance of 20.3% in 1995, as measured by a sample of 17 major forest products companies.(1)

1995 EXECUTIVE COMPENSATION

     The Company's executive annual and long-term compensation consisted of base salary, a cash payment under the Management Performance Award Plan and stock option grants under the 1989 Stock Incentive Plan and the 1995 Plan, which is subject to stockholder approval.

---------------

(1) The forest products industry base for ROE comparison purposes is comprised of 17 major forest products industry companies. This base is larger and has in the past created a more difficult ROE comparison than the S&P Forest Products Index because it includes some additional companies which on average have exceeded the ROEs of the companies included in the S&P's 13-company Forest Products Index.

                                  BASE SALARY

     The base salary structure is set at competitive levels. Competitive levels are determined by analyzing independent, job-specific compensation surveys which, depending on participation and on the position under review, cover between 15 and 30 forest and paper products companies, many of which are in the S&P Forest Products Index, and over 300 general industry companies. The Committee considers the median level of the market as competitive. Any increase in an executive's base salary is designed to recognize individual performance against a written performance plan and is expected to fall within annually established merit increase guidelines which are applicable to all salaried employees and which are set vis-a-vis competitive practice. The written performance plans of the executive officers contain specific measures, both quantitative and qualitative, related to increased earnings, increased productivity, improved safety performance, and compliance with environmental requirements.

                       MANAGEMENT PERFORMANCE AWARD PLAN

     The purpose of the plan is to provide an incentive to key employees including the Chief Executive Officer and President who are in a position to contribute to and therefore influence the Company's profit performance as measured annually on an ROE basis. Payments under the Management Performance Award Plan are based primarily on the Company's ROE measured against the ROE of the forest products industry,(1) as described above, and the Company's comparison of its ROE against the annual corporate operating budget. Equal weight is given to both profit performance factors to derive an overall performance modifier. In addition, awards can be modified based on individual performance. No bonuses are recommended by the Committee unless a specified return on common equity is achieved, and the Board can limit the amount or change the time and form of payment should the actual bonus fund exceed 4% of pre-tax earnings.

     The incentive awards for 1995 for the executive officers named in the Summary Compensation Table reflected the Company's ROE performance against the annual operating budget, which had a positive effect on the awards, and the Company's ROE performance against the forest products industry,(1) which had a negative effect on the awards.

                             STOCK INCENTIVE PLANS

     The purpose of both the 1989 and 1995 plans is to further align employees' interests with the long-term performance of the business and thus, the long-term interests of the stockholders. Grants are made to employees who have the capacity to influence the business results. The target grant is based on specific gain objectives by responsibility level as recommended by the Company's independent compensation consulting firm. The objective is to provide a gain potential at the median level of competitive practice as measured by a survey of long-term incentive grant practices among major industrial companies. The number of options actually granted is affected by individual performance against performance plans and potential. As stock options are granted at 100% of the fair market value of the Company's Common Stock on the grant date, the options have no value unless the stock price appreciates in the future. Grants vest in 50% increments and are fully vested two years after the grant date. Vested options may be exercised for cash or with shares of the Company's Common Stock. Prior to December 1995, executive officers were granted stock appreciation rights ("SARs") in conjunction with stock option grants.

---------------

(1) See note (1) on page 13.

     In arriving at each individual's 1995 award, the Committee took into consideration actual individual performance against the annual performance plans previously described and forecast of potential.

1995 CHIEF EXECUTIVE COMPENSATION

     The compensation package of Mr. J. M. Richards consists of the same elements as for the other officers named in the Summary Compensation Table, specifically an annual base salary, participation in the annual incentive plan and participation in the long-term incentive plan. In determining Mr. Richards' base salary rate as Chairman and Chief Executive Officer, the Committee considered chief executive officer pay information for approximately 25 forest and paper products companies and over 200 general industry companies and the Company's guidelines for all salaried employees, which resulted in a 3.0% increase to his previous base salary rate. For 1995, Mr. Richards received an incentive award under the Management Performance Award Plan of $230,000. This award reflected the Company's ROE performance against the annual operating budget, which had a positive effect on the award, and the Company's ROE performance against the forest products industry,(1) which had a negative effect on the award, as well as Mr. Richards' performance against his performance plan. During 1995, Mr. Richards was awarded a grant of 38,000 stock options. In arriving at this award, the Committee considered Mr. Richards' performance against his performance plan and his potential.

THE EXECUTIVE COMPENSATION AND PERSONNEL POLICIES COMMITTEE MEMBERS

     F. T. Weyerhaeuser, Chairman
     R. M. Morrow
     R. F. Richards
     R. G. Schwartz
     C. R. Weaver
     W. T. Weyerhaeuser

---------------

(1) See note (1) on page 13.

PERFORMANCE GRAPHS

                                FIVE-YEAR GRAPH

     The following five-year graph shows the yearly change in the total return on the Company's Common Stock as compared with the indicated indices for the periods set forth. The total returns are determined based on the changes in the prices of the common stocks and assume quarterly reinvestment of all dividends based on an original investment of $100.

                         [FIVE-YEAR PERFORMANCE GRAPH]

                                                1990     1991     1992     1993     1994     1995
                                                -----    -----    -----    -----    -----    -----
Potlatch Corporation..........................  $ 100    $ 137    $ 170    $ 180    $ 148    $ 165
S&P Forest Products...........................    100      121      142      157      163      179
S&P 500 Composite.............................    100      130      139      153      155      213

                             TWENTY-FIVE YEAR GRAPH

     The Company believes long-term performance is also important to stockholders. Accordingly, the following graph covering the past 25 years is presented. The method of measuring performance is the same as that used in the five-year graph except dividends are assumed to be reinvested annually instead of quarterly. The Company selected the base period of 1970 because the S&P 500 return, the S&P Forest Products return and the Company's Common Stock return for the first four years following that year were comparatively close. Therefore, the base period selected has a smaller impact on the long-range returns.

                            [TWENTY-FIVE YEAR GRAPH]

                COMPARISON OF TWENTY-FIVE YEAR CUMULATIVE RETURN
    AMONG POTLATCH CORPORATION, S&P 500 INDEX AND S&P FOREST PRODUCTS INDEX


Measurement Period              Potlatch Corporation    S&P Forest      S&P 500 Index
------------------              --------------------    ----------      -------------
                                                        Products Index
                                                        --------------
Measurement Pt. 12/31/70        $100                    $100            $100

FYE 12/31/71                    $92                     $102            $111
FYE 12/31/72                    $99                     $118            $134
FYE 12/31/73                    $105                    $135            $114
FYE 12/31/74                    $103                    $100            $83
FYE 12/31/75                    $213                    $165            $116
FYE 12/31/76                    $307                    $216            $144
FYE 12/31/77                    $264                    $167            $133
FYE 12/31/78                    $281                    $166            $141
FYE 12/31/79                    $296                    $189            $169
FYE 12/31/80                    $386                    $237            $225
FYE 12/31/81                    $319                    $225            $212
FYE 12/31/82                    $410                    $263            $222
FYE 12/31/83                    $440                    $370            $320
FYE 12/31/84                    $352                    $389            $340
FYE 12/31/85                    $479                    $487            $449
FYE 12/31/86                    $750                    $650            $533
FYE 12/31/87                    $760                    $695            $569
FYE 12/31/88                    $859                    $750            $656
FYE 12/31/89                    $1,048                  $917            $860
FYE 12/31/90                    $862                    $837            $833
FYE 12/31/91                    $1,177                  $1,016          $1,083
FYE 12/31/92                    $1,460                  $1,198          $1,163
FYE 12/31/93                    $1,543                  $1,318          $1,279
FYE 12/31/94                    $1,271                  $1,374          $1,295
FYE 12/31/95                    $1,420                  $1,515          $1,775

OTHER EMPLOYEE BENEFIT PLANS

  Pension Plan Table

     The table which follows shows a schedule of estimated annual pension benefits to be payable under the Company's Salaried Employees' Retirement Plan (the "Retirement Plan") and Supplemental Benefit Plan at normal retirement date to a person having the average annual earnings and years of credited service shown.

            AVERAGE                              YEARS OF CREDITED SERVICE
             ANNUAL               --------------------------------------------------------
            EARNINGS                 15          20          25          30          35
--------------------------------  --------    --------    --------    --------    --------
$  200,000......................  $ 42,932    $ 57,242    $ 71,553    $ 85,864    $100,174
   400,000......................    87,932     117,242     146,553     175,864     205,174
   600,000......................   132,932     177,242     221,553     265,864     310,174
   800,000......................   177,932     237,242     296,553     355,864     415,174
 1,000,000......................   222,932     297,242     371,553     445,864     520,174

     In calculating final average annual earnings, the Retirement Plan and the Supplemental Benefit Plan recognize overtime, bonuses under the Management Performance Award Plan and other salary- or sales-based performance incentive payments paid or deferred after 1987, as reflected in the Summary Compensation Table for the last three years. Bonuses are recognized in the year in which they are paid. The benefits of participants who are required to retire at age 65 are calculated as if they received a standard bonus under the Management Performance Award Plan during each year after 1991 in their period of average annual earnings.

     The years of service used in calculating retirement benefits for Messrs. Richards, Siegel, Pottenger, Smrekar and Pfautsch are 31, 17, 28, 22 and 33, respectively. The 1995 compensation (including an assumed standard bonus) covered by the Retirement Plan and Supplemental Benefit Plan was: Mr. Richards $727,726; Mr. Siegel $510,800; Mr. Pottenger $368,975; Mr. Smrekar $301,820; and
Mr. Pfautsch $286,838. Benefits under the plans are computed as straight-life annuity amounts and are not subject to reduction by Social Security or other benefits.

     Severance Program for Executive Employees. Under the Severance Program for Executive Employees, participants who are terminated for reasons other than misconduct, resign within two years after a material change in compensation, benefits, assigned duties, responsibilities, privileges or perquisites, or resign rather than relocate at the Company's request, are entitled to receive severance pay of up to 12 months' base salary and benefits for the same period of time under the Company's medical, dental, accidental death and dismemberment and life insurance plans. They also receive unused and accrued vacation pay.

     Participants who are terminated or resign in the foregoing circumstances following a change in control of the Company are entitled to receive severance pay of up to 2 1/2 times their base salary plus standard bonus, benefits for up to 2 1/2 years under the Company's medical, dental, disability, accidental death and dismemberment and life insurance plans, unused and accrued vacation pay, and the value of their unvested benefits, if any, in the Savings Plan, Retirement Plan and Supplemental Benefit Plan; provided that the total amount of all benefits governed by the excess parachute payment provisions of the Internal Revenue Code is limited if the participant would thereby receive a higher net after-tax benefit.

     A change in control of the Company occurs when the Company ceases to be an independent publicly owned corporation, disposes of substantially all its assets, ceases to survive because of a dissolution, liquidation, merger or consolidation, undergoes a substantial change in the composition of its Board of Directors, or has 20% or more of its Common Stock acquired pursuant to a tender offer. All principal officers, appointed vice presidents and certain other designated employees are eligible to participate in the program.

CERTAIN TRANSACTIONS

     Pillsbury Madison & Sutro LLP, of which Ms. Rembe is a Partner, provides legal services to the Company.

     BankAmerica Corporation, of which Mr. Rosenberg is Chairman of the Board, and its subsidiaries provide commercial banking services and commercial paper placement and agency services to the Company.

     The Company purchases products from and has from time to time sold products to Idaho Forest Industries, Inc., a corporation in which Mr. J. M. Richards has an equity interest and of which Mr. Richards' brother, W. Thomas Richards, is President and a director. In 1995 purchases by the Company from Idaho Forest Industries, Inc. were approximately $11.6 million.

     The Company and its subsidiaries engage in transactions from time to time with several companies in which one of the Company's executive officers or Directors or a member of his or her immediate family may have a direct or indirect interest. All such transactions, including those described above, are in the ordinary course of business and at competitive rates and prices.

     Mr. F. T. Weyerhaeuser and Dr. W. T. Weyerhaeuser are first cousins.

                      APPROVAL OF THE POTLATCH CORPORATION
                           1995 STOCK INCENTIVE PLAN
                        (PROPOSAL TWO ON THE PROXY CARD)

    The Board of Directors unanimously recommends a vote FOR this proposal.

     On December 7, 1995, the Board of Directors unanimously approved the Potlatch Corporation 1995 Stock Incentive Plan (the "1995 Plan") subject to stockholder approval at the 1996 Annual Meeting. The Board of Directors believes that stock options and other stock-based awards are desirable (1) as an effective incentive for participating employees and Directors to use their judgment, initiative and efforts to ensure the successful conduct of the Company's business, (2) to further align such employees' and Directors' interests with those of the Company's stockholders by providing an opportunity to increase their stock ownership and (3) to encourage such employees and Directors to remain in the service of the Company. On December 7, 1995, all shares available for the grant of options under the Company's existing 1989 Stock Incentive Plan were granted. In addition, options to purchase 59,730 shares were granted under the 1995 Plan subject to stockholder approval. Stockholder approval of the 1995 Plan will enable the Company to continue its stock incentive program. The following summary of the principal features of the 1995 Plan is qualified by reference to the terms of the 1995 Plan, a copy of which is available without charge from Betty R. Fleshman, Secretary, Potlatch Corporation, One Maritime Plaza, San Francisco, CA 94111.

DESCRIPTION OF THE 1995 PLAN

     The 1995 Plan is administered by the Executive Compensation and Personnel Policies Committee (the "Committee"), which determines the employees to be granted awards and the size of each award. Key employees (including officers) of the Company and its subsidiaries are eligible to receive awards. In addition, Directors who are not employees of the Company ("outside Directors") are eligible for nondiscretionary awards of nonqualified stock options. Approximately 150 employees are eligible to participate in the 1995 Plan, as well as 14 outside Directors. The total number of shares of Common Stock which may be issued pursuant to awards granted under the 1995 Plan is 1,700,000. Based on the total number of shares subject to options granted in 1995 under both incentive plans, the 1,700,000 shares reserved under the 1995 Plan represent approximately five years of awards.

     The 1995 Plan provides for the grant of awards to employees in the form of nonqualified stock options ("NSOs") or incentive stock options ("ISOs"), restricted stock or other types of incentive or performance stock-based awards. Restricted stock and other stock-based awards to employees may be granted on such terms as the Committee shall determine. At present, the Committee contemplates that stock option awards under the 1995 Plan will be made solely in the form of NSOs. However, future awards under the 1995 Plan may be in any form authorized by the 1995 Plan, including issuing shares to satisfy all or part of an award under the Management Performance Award Plan or to pay Directors' fees.

     The option exercise price must be at least 100% of the fair market value of the Company's Common Stock on the date of grant. Options granted under the 1995 Plan will not be assignable except by will or the laws of descent and distribution. Employees' options may be made exercisable at such time or times as are determined by the Committee. Each employee's option normally terminates three months after termination of employment unless the reason for termination is misconduct, in which case options cease to be exercisable at the time of termination. Each option remains in effect for 36 months if the reason for the termination is disability, death, or retirement under the Salaried Employees' Retirement Plan. Options are exercisable after termination of employment only to the extent vested on the date of termination. In no event may an option be exercised more than ten years after the date of grant. The option exercise price may be paid in cash or by the surrender of shares of the Company's Common Stock owned by the individual exercising the option and having a fair market value on the date of exercise equal to the option exercise price, or in any combination of cash and shares equal to the option exercise price.

     Options granted under the 1995 Plan which have been outstanding for six months or longer become exercisable in full during any of the following periods:
(i) the 30-day period following the consummation of any transaction approved by the stockholders of the Company in which it will cease to be an independent publicly owned corporation (including, without limitation, a reverse merger transaction in which the Company becomes the subsidiary of another corporation) or the sale or other disposition of all or substantially all of the Company's assets; (ii) the 365-day period following the date on which more than one-third (determined by rounding down to the next whole number) of the individual members of the Board neither (a) were Directors of the Company on a date three years earlier nor (b) are individuals whose election or nomination for election as Directors was affirmatively voted on by at least a majority of those Directors described in (a) above who were still in office as of the date the Board approved such election or nomination; (iii) the 365-day period following the date on which any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) that has acquired shares of Common Stock pursuant to a tender offer subject to Section 14(d) of the Exchange Act becomes entitled to vote 20% or more of the voting power of the Company; and (iv) the 30-day period prior to any dissolution or liquidation of the Company or any merger or consolidation in which it is not the surviving corporation, but not earlier than the date on which any required stockholder approval is obtained. If an option is not exercised during any 30-day period described in (i) or (iv) above, the option will terminate at the close of business on the last day of the 30-day period; provided that if the periods described in (i) and (iv) above are contiguous or overlap, unexercised options will terminate at the close of business on the last day of the second 30-day period. In addition, any option described in this paragraph automatically includes a limited stock appreciation right ("SAR") callable only under the circumstances and conditions described in (i) through
(iv) above and during the applicable period. In the case of SARs called during either 30-day period described in (i) or (iv) above, the optionee will be entitled to receive on exercise the amount of cash or shares with a fair market value equal to the greater of (A) the value of the consideration the optionee would have received in connection with such transaction as a stockholder of the Company had the option been exercised prior to the consummation of the transaction described in (i) or (iv) above, or (B) the value determined by the Committee (as composed on the day preceding the date of consummation of the transaction described in (i) or (iv) above), taking into consideration all relevant facts and circumstances.

     The 1995 Plan limits the aggregate number of shares that may be optioned or awarded to any one employee in any single year to 60,000 shares. The maximum value of ISO grants that vest in a calendar year is further limited to $100,000 each year for each employee.

     Subject to stockholder approval, the 1995 Plan provides for the nondiscretionary grant of NSOs for 1,000 shares to each outside Director as of December 7, 1995. New outside Directors will each receive NSOs for 1,000 shares on the date of the Board of Directors' December meeting in the year each such Director is elected. Each December thereafter, each outside Director will receive an NSO for 500 shares.

     An outside Director's NSOs will become vested in 50% installments on the first and second anniversaries of the date of grant if the outside Director's service is continuous through such dates. Except as provided below, each NSO terminates three months after termination of service as a Director unless the reason for termination is cause (determined in accordance with the Charter) in which case NSOs cease to be exercisable at the time of termination. Each NSO remains in effect for 36 months after termination, if the termination is due to retirement after five years of service as an outside Director or death. NSOs are exercisable after termination of service as a Director only to the extent vested on the date of termination. No outside Director's NSO will be exercisable more than 10 years from the date of grant. Outside Directors' NSOs include SARs that are exercisable only in the event of a change in control of the Company, as described above.

     The 1995 Plan provides for appropriate adjustment of the number of shares available for issuance under the 1995 Plan, the maximum annual limit on individual grants, the number of options automatically granted to outside Directors, the number of shares subject to outstanding options and the exercise price of outstanding options in the event of reorganizations, stock splits, combinations of shares, stock dividends or other recapitalizations of the Company.

     When an award granted under the 1995 Plan expires or terminates for any reason, the number of unexercised or forfeited shares subject to the award may again become available for grant.

     The 1995 Plan will terminate on December 6, 2005. The Board of Directors may at any time amend, suspend or discontinue the 1995 Plan, except that no amendment may be made without the approval of stockholders which would increase the number of shares subject to the 1995 Plan, change the designation of the class of employees eligible to receive awards, reduce the exercise price at which ISOs may be granted, remove the administration of the 1995 Plan from the Committee or render any member of the Committee eligible to receive an award while serving on the Committee, other than nondiscretionary awards to outside Directors.

     The following table provides information on the options that have been granted under the 1995 Plan, subject to stockholder approval. Future grants to employees are not determinable.

                               1995 PLAN BENEFITS

                                                                                   NUMBER OF
                    NAME AND POSITION                       DOLLAR VALUE($)(1)      SHARES
----------------------------------------------------------  ------------------     ---------
John M. Richards..........................................              0            18,410
  Chairman of the Board
  and Chief Executive Officer
L. Pendleton Siegel.......................................              0             9,690
  President and Chief Operating Officer
Charles R. Pottenger......................................              0             5,130
  Group Vice President,
  Pulp and Paperboard
Thomas J. Smrekar.........................................              0             4,260
  Group Vice President, Wood Products
George E. Pfautsch........................................              0             3,390
  Senior Vice President, Finance
  and Chief Financial Officer
Executive Group(2)........................................              0            45,730
Non-Executive Director Group(3)...........................              0            14,000
Non-Executive Officer Employee Group......................              0                 0

---------------

(1) Based on the closing stock price in The New York Stock Exchange Composite Transactions of the Company's Common Stock at March 1, 1996 of $41.25 per share.

(2) Seven executive officers, including the five named above.

(3) Represents grants to current outside Directors in 1995. Each outside Director will receive options to purchase an additional 500 shares of Common Stock in each additional year of service as a Director.

TAX EFFECTS

     The Committee currently contemplates that awards under the 1995 Plan will be made solely in the form of NSOs. The tax effects of NSO and ISO awards are discussed below. The tax consequences of other awards under the 1995 Plan would depend on the form and terms of such other award.

     When an NSO is granted, the optionee realizes no taxable income as the result of the grant. Upon the exercise of an NSO, the optionee must recognize ordinary income in the amount of the difference between the option exercise price and the fair market value on the date of exercise. Upon the subsequent sale of stock acquired upon the exercise of an NSO, any gain or loss, based on the fair market value of the stock on the date of recognition of ordinary income, will be taxed as short-term or long-term capital gain or loss, depending on the length of time the optionee has held the stock from the date of recognition of income.

     As to ISOs, the optionee realizes no taxable income upon either the grant or the exercise of the option. If the optionee disposes of the stock acquired upon the exercise of the option within two years from the date of grant or within one year from the date of exercise (a "disqualifying disposition"), the difference between the option exercise price and the fair market value on the date of exercise (not to exceed the gain recognized on the sale) will be taxed at ordinary income tax rates and any gain in excess of such amount will be long-term or short-term capital gain, depending on the length of time the stock was held by the optionee. If the optionee sells the stock acquired upon the exercise of the option more than one year after the date of exercise and more than two years after the date of grant, the difference between the option exercise price and sales price will be taxed as a long-term capital gain or loss.

     In the case of ISOs, the spread between the option exercise price and the fair market value of the stock on the date of exercise will be classified as an item of tax preference.

     The Company has no tax deduction with respect to the grant of an NSO or the sale of stock acquired pursuant thereto. The Company does have a deduction equal to the amount of ordinary income that the optionee is required to recognize as a result of the exercise of an NSO. The Company has no tax deduction with respect to the grant or exercise of ISOs or the sale of stock acquired pursuant thereto, except to the extent that an employee recognizes ordinary income upon a disqualifying disposition of such stock.

VOTE REQUIRED

     Approval of the 1995 Plan will require the affirmative vote of a majority of the voting power present in person or by proxy and entitled to vote at the 1996 Annual Meeting or any adjournment thereof.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
                       (PROPOSAL THREE ON THE PROXY CARD)

    The Board of Directors unanimously recommends a vote FOR this proposal.

     KPMG Peat Marwick LLP and its predecessors, independent certified public accountants, have been the auditors for the Company for 44 years.

     The Board of Directors has again selected KPMG Peat Marwick LLP to serve as the Company's independent auditors for the year 1996. While it is not required to do so, the Board of Directors is submitting to the stockholders the selection of that firm for ratification in order to ascertain the stockholders' views. Such ratification of the selection of KPMG Peat Marwick LLP will require a majority of the votes cast by holders of Common Stock present or represented by proxy at this Annual Meeting and entitled to vote thereat. If ratification is not approved, the Board of Directors will reconsider its selection.

     Representatives of KPMG Peat Marwick LLP are expected to be present at this Annual Meeting and available to respond to appropriate questions. Such representatives will have the opportunity to make a statement if they desire to do so.

                             STOCKHOLDER PROPOSALS

     To be considered for presentation at the 1997 Annual Meeting of the Company's Stockholders, a stockholder proposal must be received at the offices of the Company no later than November 27, 1996.

                                 OTHER MATTERS

     The Company's By-Laws limit the business that may be brought before an annual meeting of stockholders to matters included in the notice of meeting, matters otherwise properly brought before the meeting by the Board of Directors and matters brought before the meeting by a stockholder provided that notice of such matter has been received by the Secretary of the Company not less than 30 days nor more than 60 days prior to the meeting. Management knows of no other business which will be presented to this Annual Meeting. If any other business is properly brought before this Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

     Whether you intend to be present at this Annual Meeting or not, you are urged to return your proxy promptly.

                                          By order of the Board of Directors

                                          /s/ BETTY R. FLESHMAN

                                          BETTY R. FLESHMAN
                                          Secretary

                              ST. PAUL, MINNESOTA

                                  DOWNTOWN MAP

                                     (Map)

PROXY                                                                    PROXY

                              POTLATCH CORPORATION

        PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 16, 1996

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby authorizes JOHN M. RICHARDS, L. PENDLETON SIEGEL and BETTY R. FLESHMAN, as Proxies with full power in each to act without the other and with the power of substitution in each, to represent and to vote all the shares of stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Potlatch Corporation to be held on May 16, 1996, or at any adjournment thereof.


     IMPORTANT -- THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.




                              POTLATCH CORPORATION
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL ITEMS.

1. Election of Directors to serve until the 1999 Annual Meeting of Stockholders -- Nominees: Kenneth T. Derr, Toni Rembe, Richard M. Rosenberg, Charles R. Weaver, William T. Weyerhaeuser.

   FOR                       WITHHOLD                         FOR ALL
                                                        (Except Nominee(s)
                                                           written below)
   / /                         / /                              / /

______________________________________________________

2. Approval of the Potlatch Corporation 1995 Stock Incentive Plan.

   FOR                        AGAINST                         ABSTAIN
   / /                          / /                             / /

3. Ratification of the selection of KPMG Peat Marwick LLP as Independent
   Auditors.

   FOR                        AGAINST                         ABSTAIN
   / /                          / /                             / /

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

      THIS PROXY WILL BE VOTED AS DIRECTED BUT IF NOT OTHERWISE DIRECTED,
         FOR THE ELECTION OF FIVE DIRECTORS AND FOR PROPOSALS 2 AND 3.


Dated: _______________________________________, 1996


____________________________________________________
Signature

____________________________________________________
Signature

(Sign name exactly as imprinted hereon. For joint accounts, both owners should sign. In signing as attorney, executor, administrator, trustee or guardian, give full title as such. If signer is a corporation, give full corporate name and sign by duly authorized officer, showing the officer's title.)

                                            PUTNAM DEFINED CONTRIBUTION PLAN
                                            P.O. Box 9740
                                            Providence, Rhode Island 02940-9740


P U T N A M  I N V E S T M E N T S


March 27, 1996

Dear Participant of the Potlatch Savings Plan:

The Board of Directors of Potlatch Corporation is soliciting proxies to be used at the Annual Meeting of Stockholders to be held on May 16, 1996 and any adjournment thereof. Enclosed are Potlatch Corporation's Proxy Statement for its 1996 Annual Meeting of Stockholders and a card on which you can indicate your voting instructions.

The stock in your account under the Savings Plan is held by us as Trustee. Please see the enclosed Confidential Voting Card for details on how your shares will be voted. In accordance with the time-phased voting provision of Potlatch Corporation's Restated Certificate of Incorporation, you are entitled to four votes for each share in your account on the matters to be voted upon at this year's Annual Meeting. The matters to be presented at the meeting are described in detail in the attached Notice of Meeting and Proxy Statement.

Please mark your voting instructions on the enclosed card and date, sign and return this card in the enclosed envelope. Your vote will be held in confidence.

Very Truly Yours,


Putnam Fiduciary Trust Company

                                     [LOGO]
                  B O S T O N  -  L O N D O N  -  T O K Y O

PUTNAM FIDUCIARY TRUST COMPANY, TRUSTEE:

                              POTLATCH CORPORATION
                        SALARIED EMPLOYEES' SAVINGS PLAN
 CONFIDENTIAL VOTING INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    You are authorized and instructed to vote all stock in my Accounts under the Potlatch Corporation Salaried Employees' Savings Plan at the Annual Meeting of Stockholders of Potlatch Corporation to be held on May 16, 1996, or at any adjournment thereof.

1.  ELECTION OF FIVE DIRECTORS TO SERVE UNTIL THE 1999 ANNUAL MEETING OF
STOCKHOLDERS:

                  / / FOR all nominees listed below                 / / WITHHOLD AUTHORITY to vote
                     (except as marked to the contrary below)       for all nominees listed below

Kenneth T. Derr, Toni Rembe, Richard M. Rosenberg, Charles R. Weaver, William T.
                                  Weyerhaeuser

(INSTRUCTION:To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

             -------------------------------------------------------------------

2.  APPROVAL OF THE POTLATCH CORPORATION 1995 STOCK INCENTIVE PLAN:

                 / / FOR        / / AGAINST        / / ABSTAIN

3.  RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT
AUDITORS:

                 / / FOR        / / AGAINST        / / ABSTAIN

4.  ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE SAID MEETING.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL ITEMS.

                                      (Continued and to be signed on other side)

                              POTLATCH CORPORATION
                        SALARIED EMPLOYEES' SAVINGS PLAN
 CONFIDENTIAL VOTING INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE MARK YOUR VOTING INSTRUCTIONS ON THE REVERSE SIDE OF THIS CARD. YOUR SHARES WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE DIRECTED, FOR THE
    ELECTION OF FIVE DIRECTORS AND FOR PROPOSALS 2 AND 3. IF YOU DO NOT
       RETURN THIS CARD, THE TRUSTEE MUST VOTE YOUR PLAN SHARES IN THE
         SAME PROPORTION AS VOTED BY OTHER PLAN PARTICIPANTS.

                                            ------------------------------------
                                            (PLEASE SIGN EXACTLY AS NAME APPEARS
                                                        TO THE LEFT)
                                            Dated:                        , 1996

PUTNAM FIDUCIARY TRUST COMPANY, TRUSTEE:

                              POTLATCH CORPORATION
                       SAVINGS PLAN FOR HOURLY EMPLOYEES
 CONFIDENTIAL VOTING INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    You are authorized and instructed to vote all stock in my Accounts under the Potlatch Corporation Savings Plan for Hourly Employees at the Annual Meeting of Stockholders of Potlatch Corporation to be held on May 16, 1996, or at any adjournment thereof.

1.  ELECTION OF FIVE DIRECTORS TO SERVE UNTIL THE 1999 ANNUAL MEETING OF
STOCKHOLDERS:

                  / / FOR all nominees listed below                 / / WITHHOLD AUTHORITY to vote
                     (except as marked to the contrary below)       for all nominees listed below

Kenneth T. Derr, Toni Rembe, Richard M. Rosenberg, Charles R. Weaver, William T.
                                  Weyerhaeuser

(INSTRUCTION:To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

             -------------------------------------------------------------------

2.  APPROVAL OF THE POTLATCH CORPORATION 1995 STOCK INCENTIVE PLAN:

                 / / FOR        / / AGAINST        / / ABSTAIN

3.  RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT
AUDITORS:

                 / / FOR        / / AGAINST        / / ABSTAIN

4.  ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE SAID MEETING.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL ITEMS.

                                      (Continued and to be signed on other side)

                              POTLATCH CORPORATION
                       SAVINGS PLAN FOR HOURLY EMPLOYEES
 CONFIDENTIAL VOTING INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE MARK YOUR VOTING INSTRUCTIONS ON THE REVERSE SIDE OF THIS CARD. YOUR SHARES WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE DIRECTED, FOR THE
    ELECTION OF FIVE DIRECTORS AND FOR PROPOSALS 2 AND 3. IF YOU DO NOT
       RETURN THIS CARD, THE TRUSTEE MUST VOTE YOUR PLAN SHARES IN THE
         SAME PROPORTION AS VOTED BY OTHER PLAN PARTICIPANTS.

                                            ------------------------------------
                                            (PLEASE SIGN EXACTLY AS NAME APPEARS
                                                        TO THE LEFT)
                                            Dated:                        , 1996

PROXY                         POTLATCH CORPORATION                         PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby authorizes JOHN M. RICHARDS, L. PENDLETON SIEGEL and BETTY R. FLESHMAN, as Proxies with full power in each to act without the other and with the power of substitution in each, to represent and to vote all the shares of stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Potlatch Corporation to be held on May 16, 1996, or at any adjournment thereof.

1.  ELECTION OF FIVE DIRECTORS TO SERVE UNTIL THE 1999 ANNUAL MEETING OF
STOCKHOLDERS:

                  / / FOR all nominees listed below                 / / WITHHOLD AUTHORITY to vote
                     (except as marked to the contrary below)       for all nominees listed below

Kenneth T. Derr, Toni Rembe, Richard M. Rosenberg, Charles R. Weaver, William T.
                                  Weyerhaeuser

(INSTRUCTION:To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

             -------------------------------------------------------------------

2.  APPROVAL OF THE POTLATCH CORPORATION 1995 STOCK INCENTIVE PLAN:

                 / / FOR        / / AGAINST        / / ABSTAIN

3.  RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT
AUDITORS:

                 / / FOR        / / AGAINST        / / ABSTAIN

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL ITEMS.

                                      (Continued and to be signed on other side)

(Continued from other side)

THIS PROXY WILL BE VOTED AS DIRECTED BUT IF NOT OTHERWISE DIRECTED, FOR THE ELECTION OF FIVE DIRECTORS AND FOR PROPOSALS 2 AND 3.

By signing below, the undersigned certifies that:

     (i) there has been NO change in the beneficial ownership of         shares
         of Common Stock covered hereby from and including March 1, 1992; and

    (ii) there has been a change in the beneficial ownership (such as a
         purchase) of         shares of Common Stock since that date.

If no certification is made, it will be deemed for purposes of this proxy that there has been a change in the beneficial ownership of all shares of Common Stock covered hereby subsequent to March 1, 1992.

                                                   DATED:                                   ,1996
                                                   ---------------------------------------------
                                                   ---------------------------------------------
                                                   (SIGN NAME EXACTLY AS IMPRINTED HEREON. FOR
                                                   JOINT ACCOUNTS, BOTH OWNERS SHOULD SIGN. IN
                                                   SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                                   TRUSTEE OR GUARDIAN, GIVE FULL TITLE AS SUCH.
                                                   IF SIGNER IS A CORPORATION, GIVE FULL
                                                   CORPORATE NAME AND SIGN BY DULY AUTHORIZED
        PLEASE DATE, SIGN AND RETURN               OFFICER, SHOWING THE OFFICER'S TITLE.)

                                                                 [POTLATCH LOGO]

                                                         POTLATCH CORPORATION

                                                         One Maritime Plaza
                                                         PO Box 193591
                                                         San Francisco,
                                                         California 94119-3591
                                                         Telephone (415)
                                                         576-8800

                                                                   March 27,1996

Dear Bank, Broker or Nominee:

     Under the Charter of Potlatch Corporation, stockholders who were the beneficial owners of shares of Common Stock on the record date for the upcoming meeting of stockholders and who have owned such shares continuously from and including March 1, 1992 will be entitled to exercise four (4) votes per share for each such share upon submitting acceptable evidence of beneficial ownership to the Company. Also under the Charter, stockholders who own shares of Common Stock in "street" or "nominee" name or through a broker, clearing agency, voting trustee, bank, trust company or other nominee are presumed to be entitled to exercise one (1) vote per share for each such share. To become entitled to four
(4) votes per share, a stockholder must provide written proof that there has been no change in the beneficial ownership of his or her shares from and including March 1, 1992. Such proof must consist of a written certification in the form provided on the proxy card.

     In certain circumstances, the Company may rely on your representation with respect to the beneficial owners of shares of Common Stock of Potlatch Corporation held in your name who are entitled to exercise four (4) votes per share, provided that such beneficial owners have completed and returned to you for your records written certifications in the form provided on the proxy card as to their beneficial ownership and you have forwarded a summary of such voting information on the summary proxy card on the reverse side of this letter to Potlatch Corporation or its agent. HOWEVER, THE COMPANY UNCONDITIONALLY RESERVES THE RIGHT TO REVIEW EACH AND EVERY WRITTEN CERTIFICATION ON ANY PROXY CARD COMPLETED BY A BENEFICIAL OWNER OF SHARES OF COMMON STOCK OF POTLATCH CORPORATION TO DETERMINE WHETHER SUCH BENEFICIAL OWNER IS ENTITLED TO EXERCISE THE CLAIMED FOUR (4) VOTES PER SHARE.

                                          Very truly yours,

                                          /s/ BETTY R. FLESHMAN

                                          BETTY R. FLESHMAN
                                          Secretary

PROXY                         POTLATCH CORPORATION                         PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby authorizes JOHN M. RICHARDS, L. PENDLETON SIEGEL and BETTY R. FLESHMAN, as Proxies with full power in each to act without the other and with the power of substitution in each, to represent and to vote all the shares of stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Potlatch Corporation to be held on May 16, 1996, or at any adjournment thereof.

                                                    SHARES AS TO WHICH THERE
                                                      HAS BEEN NO CHANGE IN                   SHARES AS TO WHICH THERE
                                               BENEFICIAL OWNERSHIP SINCE MARCH 1,              HAS BEEN A CHANGE IN
                                                              1992                       BENEFICIAL OWNERSHIP SINCE MARCH 1,
                                               -----------------------------------                      1992
                                                                                         -----------------------------------
                                                     (POST NUMBER OF SHARES
                                                      NOT NUMBER OF VOTES)                     (POST NUMBER OF SHARES
                                                                                                NOT NUMBER OF VOTES)
                                                     FOR              WITHHOLD                 FOR              WITHHOLD
                                               ----------------   ----------------       ----------------   ----------------
1.  ELECTION OF FIVE DIRECTORS TO SERVE UNTIL
    THE 1999 ANNUAL MEETING OF STOCKHOLDERS:
        K. T. Derr
                                                ---------- shs.    ---------- shs.        ---------- shs.    ---------- shs.
        T. Rembe
                                                ---------- shs.    ---------- shs.        ---------- shs.    ---------- shs.
        R. M. Rosenberg
                                                ---------- shs.    ---------- shs.        ---------- shs.    ---------- shs.
        C. R. Weaver
                                                ---------- shs.    ---------- shs.        ---------- shs.    ---------- shs.
        W. T. Weyerhaeuser
                                                ---------- shs.    ---------- shs.        ---------- shs.    ---------- shs.

                                              FOR          AGAINST        ABSTAIN          FOR          AGAINST        ABSTAIN
                                          ------------   ------------   ------------   ------------   ------------   ------------
2.  APPROVAL OF THE POTLATCH CORPORATION
    1995 STOCK INCENTIVE PLAN
                                           ------ shs.    ------ shs.    ------ shs.    ------ shs.    ------ shs.    ------ shs.
3.  RATIFICATION OF THE SELECTION OF KPMG
    PEAT MARWICK LLP AS INDEPENDENT
    AUDITORS
                                           ------ shs.    ------ shs.    ------ shs.    ------ shs.    ------ shs.    ------ shs.
                                                     Post only record position. Do not tabulate votes.

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL ITEMS.

THIS PROXY WILL BE VOTED AS DIRECTED BUT IF NOT OTHERWISE DIRECTED, FOR THE ELECTION OF FIVE DIRECTORS AND FOR PROPOSALS 2 AND 3.
If the summary voting table above is not completed, it will be deemed for purposes of this proxy that there has been a change in the beneficial ownership of all Common Shares covered hereby subsequent to March 1, 1992.
                                                Dated:                    , 1996

                                                --------------------------------

                                                --------------------------------

                                                --------------------------------

                                                (Sign name exactly as imprinted
                                                hereon. In signing as attorney,
                                                executor, administrator, trustee
                                                or guardian, give full title as
                                                such. If signer is a
                                                corporation, give full corporate
                                                name and sign by duly authorized
                                                officer, showing the officer's
                                                title.)

                                                  PLEASE DATE, SIGN AND RETURN

PROXY                      POTLATCH CORPORATION                        PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby authorizes JOHN M. RICHARDS, L. PENDLETON SIEGEL and BETTY R. FLESHMAN, as Proxies with full power in each to act without the other and with the power of substitution in each, to represent and to vote all the shares of stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Potlatch Corporation to be held on May 16, 1996, or at any adjournment thereof.

     The Board of Directors unanimously recommends a vote FOR all items.

-------------------------------------------------------------------------------
This proxy will be voted as directed but if not otherwise directed, FOR the election of five Directors and FOR proposals 2 and 3.

If no certification is made, it will be deemed for purposes of this proxy that there has been a change in the beneficial ownership of all shares of Common Stock covered hereby subsequent to March 1, 1992.

(1) ELECTION OF FIVE DIRECTORS TO SERVE UNTIL THE 1999 ANNUAL MEETING OF STOCKHOLDERS.

               FOR                                  WITHHOLD
    all nominees listed below       / /     Authority to vote for all    / /
    (except as marked to the contrary       nominees listed below
    in the space provided)

Kenneth T. Derr, Toni Rembe, Richard M. Rosenberg,
Charles R. Weaver, William T. Weyerhaeuser         FOR    AGAINST   ABSTAIN
                                                   ---    -------   -------
(2) APPROVAL OF THE POTLATCH                       / /      / /       / /
    CORPORATION 1995 STOCK INCENTIVE
    PLAN:

(3) RATIFICATION OF THE SELECTION OF              / /      / /        / /
    KPMG PEAT MARWICK LLP AS
    INDEPENDENT AUDITORS:

(4) IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE
    UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE
    MEETING.

 (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


------------------------------------------------------------------------------

(i)  there has been NO change in the beneficial ownership of         ---------
     shares of Common Stock covered hereby from and including
     March 1, 1992; and

(ii) there has been a change in the beneficial ownership             ---------
     (such as a purchase of)
     shares of Common Stock since that date.

                                   PLEASE MARK ALL
--------------        -----------  CHOICES LIKE THIS  /X/
ACCOUNT NUMBER           SHARES


SIGNATURE                          DATE
         ------------------------       ---------------

SIGNATURE                          DATE
         ------------------------       ---------------

                              POTLATCH CORPORATION

                           1995 STOCK INCENTIVE PLAN



         1.      PURPOSE.

         This Potlatch Corporation 1995 Stock Incentive Plan is intended to provide incentive to employees and directors of Potlatch Corporation (the "Corporation") and its eligible subsidiaries, to encourage proprietary interest in the Corporation and to encourage employees and directors to remain in the service of the Corporation or its subsidiaries.


         2.      DEFINITIONS.

         (a) "Award" means any award of an Option, Restricted Stock or an Other Share-Based Award under the Plan.

         (b)  "Board" means the Board of Directors of the Corporation.

         (c)  "Code" means the Internal Revenue Code of 1986, as amended.

         (d) "Committee" means the Committee appointed by the Board in accordance with Section 4.

         (e) "Common Stock" means the $1 par value common stock of the Corporation.

         (f)  "Corporation" means Potlatch Corporation, a Delaware corporation.

         (g)  "Director" means a director of the Corporation.

         (h) "Disability" means the condition of an Employee who is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of at least 12 months.

         (i) "Employee" means an individual (who may be an officer or a Director) employed by the Corporation or a Subsidiary (within the meaning of Code section 3401 and the regulations thereunder).

         (j) "Exercise Price" means the price per Share of Common Stock at which an Option may be exercised.

         (k) "Fair Market Value" of a Share as of a specified date means the closing price at which Shares are traded at the close of business on such date as reported in the New York Stock Exchange composite transactions published in the Western Edition of the Wall Street Journal, or if no trading of Shares is reported for that day, on the next preceding day on which trading was reported.

         (l) "Incentive Stock Option" means an Option described in Code section 422(b).

         (m) "Misconduct" means that a Participant has engaged in unfair competition with the Corporation or a Subsidiary, induced any customer of the Corporation or a Subsidiary to breach any contract with the Corporation or a Subsidiary, made any unauthorized disclosure of any of the secrets or confidential information of the Corporation or a Subsidiary, committed an act of embezzlement, fraud or theft with respect to the property of the Corporation or a Subsidiary, or engaged in conduct which is not in good faith and which directly results in material loss, damage or injury to the business, reputation or employees of the Corporation or a Subsidiary.

         (n)  "Nonqualified Stock Option" means an Option not described in Code section 422(b) or 423(b).

         (o)  "Option" means a stock option granted pursuant to Section 7 or
Section 10. "Option Agreement" means the agreement between the Corporation and the Participant which contains the terms and conditions pertaining to such Option.

         (p)  "Other Share-Based Award" means an Award granted pursuant to
Section 9. "Other Share-Based Award Agreement" means the agreement between the Corporation and the recipient of an Other Share-Based Award which contains the terms and conditions pertaining to the Other Share-Based Award.

         (q)  "Outside Director" means a Director who is not an Employee.

         (r) "Participant" means an Employee who has received an Award or an Outside Director who has received an Option.

         (s)  "Plan" means this Potlatch Corporation 1995 Stock Incentive Plan.

         (t) "Purchase Price" means the Exercise Price times the number of whole Shares with respect to which an Option is exercised.

         (u) "Restricted Stock" means Shares granted pursuant to Section 8. "Restricted Stock Agreement" means the agreement between the Corporation and the recipient of Restricted Stock which contains the terms, conditions and restrictions pertaining to the Restricted Stock.

         (v) "Share" means one share of Common Stock, adjusted in accordance with Section 13 (if applicable).

         (w) "Stock Right" means a bookkeeping entry representing a right to the equivalent of one Share.

         (x) "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Corporation if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


         3.      EFFECTIVE DATE.

         This Plan was adopted by the Board on December 7, 1995, to be effective immediately, subject to approval by the Corporation's stockholders.


         4.      ADMINISTRATION.

         The Plan shall be administered by a committee (the "Committee") appointed by the Board, consisting of not less than two disinterested members. The term "disinterested members" as applied to Directors shall include only Directors who are not active Employees of the Corporation or of any of its Subsidiaries, who are not eligible to receive discretionary Awards under Sections 7, 8 and 9 of this Plan or under any other stock incentive plan of the Corporation and who have not received such discretionary Awards for at least one year preceding appointment as a member of the Committee. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee shall be filled by the Board. The Board shall appoint one of the members of the Committee as Chairman.

         If any member of the Committee does not qualify as an "outside director" for purposes of section 162(m) of the Code, Awards under the Plan for the chief executive officer and the four most highly compensated officers of the Corporation (other than the chief executive officer) shall be administered by a subcommittee consisting of each Committee member who qualifies as an "outside director." If fewer than two Committee members qualify as "outside directors," the Board shall appoint one or more other members to such subcommittee who do qualify as "outside directors" so that it will at all times consist of at least two members who qualify as "outside directors" for purposes of section 162(m) of the Code.

         The Committee shall hold meetings at such times and places as it may determine. Acts of a majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by a majority of the Committee, shall be the valid acts of the Committee. The Committee shall from time to time at its discretion make determinations with respect to Employees who shall be granted Awards, the number of Shares or Share equivalents to be subject to each Award, the vesting of Awards, the designation of Options as Incentive Stock Options or

Nonqualified Stock Options and other conditions of Awards to Employees.

         The interpretation and construction by the Committee of any provisions of the Plan or of any Award shall be final. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.


         5.      ELIGIBILITY.

         Participants shall be such key Employees (who may be officers, whether or not they are Directors) of the Corporation or of its Subsidiaries as the Committee shall select, but subject to the terms and conditions set forth below. In addition, all Outside Directors shall be Participants solely for purposes of the nondiscretionary Awards described in Section 10.

         (a)     Ten Percent Stockholders.

         An Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Corporation, its parent or any of its Subsidiaries is not eligible to receive an Incentive Stock Option pursuant to this Plan. For purposes of this Section 5(a) the stock ownership of an Employee shall be determined pursuant to section 424(d) of the Code.

         (b)     Number of Awards.

         A Participant may receive more than one Award, including Awards of the same type, but only on the terms and subject to the restrictions set forth in the Plan. The maximum aggregate number of Shares or Share equivalents that may be subject to Awards to a Participant in any calendar year is 60,000 Shares.


         6.      STOCK.

         The stock subject to Options, Restricted Stock, or Other Share-Based Awards granted under the Plan shall be Shares of the Corporation's authorized but unissued or reacquired Common Stock. The aggregate number of Options, Restricted Stock or Other Share-Based Awards issued under this Plan shall not exceed 1,700,000 Shares. In the event that any outstanding Option under the Plan for any reason expires or is terminated or any Restricted Stock or Other Share-Based Award is forfeited, the Shares allocable to the unexercised portion of such Option or the forfeited Restricted Stock or Other Share-Based Award may again be subjected to Options, Restricted Stock or Other Share-Based Awards under the Plan, provided that under the terms of the Award the Participant received no benefits of ownership during the period the Award was outstanding. However, if one Award is granted in tandem with another, so that the exercise of one causes the other to expire, then the number of Shares subject to the expired Award shall not be restored to the pool available for Awards.

         The limitations established by this Section 6 shall be subject to adjustment as provided in Section 13.

         7.      TERMS AND CONDITIONS OF EMPLOYEE OPTIONS.

         Options granted to Employees pursuant to the Plan shall be evidenced by written Option Agreements in such form as the Committee shall determine, subject to the following terms and conditions:

         (a)     Number of Shares.

         Each Option shall state the number of Shares to which it pertains and shall provide for the adjustment of such number in accordance with Section 13.

         (b)     Exercise Price.

         Each Option shall state the Exercise Price, determined by the Committee, which shall not be less than the Fair Market Value of a Share on the date of grant.

         (c)     Medium and Time of Payment.

         The Purchase Price shall be payable in full in United States dollars upon the exercise of the Option; provided that with the consent of the Committee and in accordance with its rules and regulations, the Purchase Price may be paid by the surrender of Shares in good form for transfer, owned by the person exercising the Option and having a Fair Market Value on the date of exercise equal to the Purchase Price, or in any combination of cash and Shares, so long as the total of the cash and the Fair Market Value of the Shares surrendered equals the Purchase Price. No Share shall be issued until full payment has been made.

         (d)     Term and Exercise of Options; Nontransferability of Options.

         Each Option shall state the time or times when it becomes exercisable. No Option shall be exercisable after the expiration of 10 years from the date it is granted. During the lifetime of the Participant, the Option shall be exercisable only by the Participant and shall not be assignable or transferable. In the event of the Participant's death, no Option shall be transferable by the Participant other than by will or the laws of descent and distribution.

         Subject to the foregoing, beginning six months after the date of grant the Participant shall have the right to exercise the Option (or to call the related stock appreciation right as described in Section 7(i)) in whole or in part:

                 (i) Within 30 days following the consummation of any transaction approved by the stockholders of the Corporation in which the Corporation will cease to be an independent publicly owned corporation (including, without limitation, a reverse merger transaction in which the Corporation becomes the subsidiary of another corporation) or the sale or other disposition of all or substantially all of the assets of the Corporation;

                 (ii) Within 365 days following the date on which more than one-third (determined by rounding down to the next whole number) of the Directors neither (A) were Directors on a date three years earlier nor

         (B) are individuals whose election or nomination for election as Directors was affirmatively voted on by at least a majority of those Directors described in (A) above who were still in office as of the date the Board approved such election or nomination;

                 (iii) Within 365 days following the date on which any "person" (as such term is used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) that has acquired Shares pursuant to a tender offer subject to section 14(d) of the 1934 Act becomes entitled to vote 20% or more of the aggregate voting power of the capital stock of the Corporation issued and outstanding; and

                 (iv) Within 30 days prior to any dissolution or liquidation of the Corporation or any merger or consolidation in which the Corporation is not the surviving corporation, but not earlier than the date on which any required stockholder approval is obtained.

If an Option is not exercised during any 30-day period described in (i) or (iv) above, the Option shall terminate at the close of business on the last day of the 30-day period; provided that if periods described in (i) and (iv) above are contiguous or overlap, unexercised Options shall terminate at the close of business on the last day of the second 30-day period. In the case of a stock appreciation right called during either of the

30-day periods described in (i) or (iv) above, "Fair Market Value" shall be the greater of (A) the value of the consideration per share that the Participant would have received in connection with such transaction as a stockholder of the Corporation if he or she had exercised the Option prior to the consummation of the transaction described in (i) or (iv) above, or (B) the value determined in good faith by the Committee (as composed on the day preceding the date of consummation of the transaction described in (i) or (iv) above), taking into consideration all relevant facts and circumstances.

         (e)     Termination of Employment Except Death.

         In the event that a Participant who is an Employee ceases to be employed by the Corporation or its Subsidiaries for any reason other than death, such Participant shall have the right (subject to the limitations of Section 7(d) above) to exercise the Option within three months after such termination of employment (36 months in the case of Early, Normal or Late Retirement under the Salaried Employees' Retirement Plan or Disability), to the extent that, at the date of termination of employment, the Option had vested pursuant to the terms of the Option Agreement with respect to which such Option was granted and had not previously been exercised. However, if the employment of a Participant is terminated by the Corporation or a Subsidiary by reason of Misconduct, such Option shall cease to be exercisable at the time of the Participant's termination of employment. The Committee shall determine whether a Participant's employment is terminated by reason of Misconduct.

In making such determination the Committee shall act fairly and shall give the Participant an opportunity to be heard and present evidence on his or her behalf.

         For this purpose, the employment relationship will be treated as continuing while the Participant is on military leave, sick leave or other bona fide leave of absence (to be determined in the sole discretion of the Committee, in accordance with rules and regulations construing Code section 422(a)(2)). Notwithstanding the foregoing, in the case of an Incentive Stock Option, employment shall not be deemed to continue beyond the 90th day after the Participant ceased active employment, unless the Participant's reemployment rights are guaranteed by statute or by contract.

         (f)     Death of Participant.

         If a Participant who is an Employee dies while in the employ of the Corporation or a Subsidiary, the Option may be exercised (subject to the limitations of Section 7(d) above) within 36 months after the Participant's death by the executors or administrators of the Participant's estate or by any person or persons who acquired the Option directly from the Participant by bequest or inheritance, to the extent that, at the date of the Participant's death, the Option had vested pursuant to the terms of the Option Agreement and had not previously been exercised.

         (g)     Rights as a Stockholder.

         A Participant or a transferee of a Participant shall have no rights as a stockholder with respect to any Shares covered by his or her Option until the date of the issuance of a stock certificate for such Shares. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 13.

         (h)     Modification, Extension and Renewal of Options.

         Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options granted to Employees under the Plan, or accept the exchange of outstanding Options (to the extent not previously exercised) for the granting of new Options (at the same or a different price). Notwithstanding the foregoing, however, no modification of an Option shall, without the consent of the Participant, alter or impair any rights or obligations under any Option previously granted under the Plan.

         (i)     Stock Appreciation Rights.

         Each Option granted under the Plan shall include a stock appreciation right which may be exercised only during the periods described in Section 7(d)(i) through (iv) and subject to the provisions of Section 7(d). During any such period, the Participant shall have the right to surrender all or part of the Option and to exercise the stock appreciation right (the "call") to obtain payment of an amount equal to the difference obtained by subtracting the aggregate Exercise Price of the Shares subject to the Option (or the portion of such Option) surrendered from the Fair Market Value of such Shares on the date of such surrender. The call of such stock appreciation right shall be subject to such limitations (including, but not limited to, limitations as to time and amount) as the Committee shall deem appropriate.
The payment may be made in shares of Common Stock (determined with reference to its Fair Market Value on the date of call), or in cash, or partly in cash and in shares of Common Stock, at the discretion of the Committee, provided that the Committee determines that such settlement is consistent with the purpose set forth in Section 1. For all purposes under the Plan, the terms "exercise" or "exercisable" shall be deemed to include the terms "call" or "callable" as such terms may apply to a stock appreciation right, and in the event of the call of a stock appreciation right, the underlying Option will be deemed to have been exercised for all purposes under the Plan.

         (j)     Limitation of Incentive Stock Option Awards.

         The aggregate Fair Market Value (determined as of the date the Option is granted) of the stock with respect to which any Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under this Plan and all other plans maintained by the Corporation, its parent or its Subsidiaries shall not exceed $100,000.

         (k)     Other Provisions.

         The Option Agreements shall contain such other provisions that are consistent with the terms of the Plan, including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable.

         8.      RESTRICTED STOCK.

         (a)  Grants.

         Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares of Restricted Stock to be awarded, the price (if any) to be paid by the recipient of Restricted Stock, the time or times within which such Awards may be subject to forfeiture, and all other terms and conditions of the Awards. The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion.

         The terms of each Restricted Stock Award shall be set forth in a Restricted Stock Agreement between the Corporation and the Employee, which Agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of the Plan. Each Participant receiving a Restricted Stock Award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award. The Committee shall require that stock certificates evidencing such shares be held by the Corporation until the restrictions lapse and that, as a condition of any Restricted Stock Award, the Participant shall deliver to the Corporation a stock power relating to the stock covered by such Award.

         (b)     Restrictions and Conditions.

         The shares of Restricted Stock awarded pursuant to this Section 8 shall be subject to the following restrictions and conditions:

                 (i) During a period set by the Committee commencing with the date of such Award (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge, assign or encumber shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance, a change of control of the Corporation or such other factors or criteria as the Committee may determine in its sole discretion.

                 (ii)  Except as provided in this paragraph (ii) and paragraph
         (i) above, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Corporation, including the right to vote the shares and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of Award, may provide that the payment of cash dividends shall or may be deferred and, if the Committee so determines, reinvested in additional Shares of Restricted Stock to the extent available under Section 6, or otherwise reinvested. Stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.

                 (iii) The Committee shall specify the conditions under which shares of Restricted Stock shall vest or be forfeited and such conditions shall be set forth in the Restricted Stock Agreement.

                 (iv) If and when the Restriction Period applicable to shares of Restricted Stock expires without a prior forfeiture of the Restricted Stock, certificates for an appropriate number of unrestricted Shares shall be delivered promptly to the Participant, and the certificates for the shares of Restricted Stock shall be canceled.


         9.      OTHER SHARE-BASED AWARDS.

         (a)  Grants.

         Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares ("Other Share-Based Awards"), may be granted either alone or in addition to or in conjunction with other Awards under this Plan. Awards under this Section 9 may include (without limitation) Stock Rights, the grant of Shares conditioned upon some specified event, the payment of cash based upon the performance of the Shares or the grant of securities convertible into Shares.

         Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom and the time or times at which Other Share-Based Awards shall be made, the number of Shares or other securities, if any, to be granted pursuant to Other Share-Based Awards, and all other conditions of the Other Share-Based Awards. The Committee may condition the grant of an Other Share-Based Award upon the attainment of specified performance goals or such other factors as the Committee shall determine, in its sole discretion. In making an Other Share-Based Award, the Committee may determine that the recipient of an Other Share-Based Award shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Shares or other securities covered by the Award, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. The terms of any Other Share-Based Award shall be set forth in an Other Share-Based Award Agreement between the Corporation and the Employee, which Agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of the Plan.

         (b)  Terms and Conditions.

         In addition to the terms and conditions specified in the Other Share-Based Award Agreement, Other Share-Based Awards shall be subject to the following:

                 (i) Any Other Share-Based Award may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued or the Award becomes payable, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

                 (ii) The Other Share-Based Award Agreement shall contain provisions dealing with the disposition of such Award in the event of termination of the Employee's employment prior to the exercise, realization or payment of such Award, and the Committee in its sole discretion may provide for payment of the Award in the event of the Employee's retirement, Disability or death or the change of control of the Corporation, with such provisions to take account of the specific nature and purpose of the Award.

         10.     OPTION AWARDS TO OUTSIDE DIRECTORS.

         (a)  Initial Award Conditioned Upon Plan Approval.

         Subject to the approval of the Plan by the stockholders of the Corporation, each individual who is an Outside Director on

December 7, 1995, shall receive a Nonqualified Stock Option for 1000 Shares as of such date.

         (b)  Award Upon Election.

         Each Outside Director who is elected by the Board to fill a vacancy on the Board after December 7, 1995, shall receive a Nonqualified Stock Option for 1000 Shares on the date of the Board's regular meeting in December following his or her election.

         (c)  Annual Awards.

         Each Outside Director shall receive a Nonqualified Stock Option for 500 Shares on the date of the Board's regular meeting in December of each year he or she serves as Outside Director, other than a year in which the Outside Director receives an award under Section 10(a) or 10(b) above.

         (d)  Terms and Conditions of Options.

         Each Nonqualified Stock Option granted pursuant to this Section 10 shall be subject to the following terms and conditions:

              (i) The Exercise Price shall be the Fair Market Value of a Share on the date of grant.

             (ii) The Option shall become exercisable in 50% increments on the first and second anniversaries of the date of grant, provided the Outside Director has continuously been an Outside Director from the date of grant until such time.

            (iii) In the event the Outside Director terminates services as a Director for any reason other than death, the former Director shall have the right to exercise the Option within three months after such termination (within 36 months after such termination in the case of retirement after five years of service as an Outside Director) to the extent that, at the date of termination the Option had vested pursuant to (ii) above and had not previously been exercised. However, if the services of the Outside Director are terminated by the Board for cause in accordance with the Corporation's Restated Certificate of Incorporation, such Option shall cease to be exercisable at the time of the Outside Director's termination of services.

             (iv) In the event the Outside Director's services terminate by reason of death, the Option may be exercised within 36 months after the Director's death by the executors or administrators of the Director's estate or by any person or persons who shall have acquired the Option directly from the Director by bequest or inheritance, to the extent that, at the date of the Director's death, the Option had vested pursuant to (ii) above and had not previously been exercised.

Except as specifically set forth in (i) through (iv) above, each Nonqualified Stock Option granted pursuant to this Section 10 also shall be subject to all of the terms and conditions set forth in Section 7, other than Section 7(h).


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
         11.     OTHER PAYMENTS IN SHARES.

         Shares may be issued under this Plan to satisfy the payment of all or part of an award pursuant to the Potlatch Corporation Management Performance Award Plan. In addition, all or part of any Director's fees may be paid in Shares issued under this Plan. Any Shares issued pursuant to this Section 11 shall reduce the number of Shares authorized for Options, Restricted Stock or Other Share-Based Awards under Section 6 but shall not be considered an Award for purposes of the maximum grant limitation in Section 5(b).


         12.     TERM OF PLAN.

         Awards may be granted and Shares may be issued pursuant to the Plan until the termination of the Plan on December 6, 2005.


         13.     RECAPITALIZATION.

         Subject to any required action by the stockholders, the number of Shares covered by this Plan as provided in Section 6, the maximum grant limitation in Section 5(b), the number of Shares covered by or referenced in each outstanding Award, the number of Options to be granted to Outside Directors under Sections 10(a) through 10(c) and the Exercise Price of each outstanding Option and any price required to be paid for Restricted Stock or Other Share-Based Award shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares, the payment of a stock dividend (but only of Common

Stock) or any other increase or decrease in the number of such Shares effected without receipt of consideration by the Corporation or the declaration of a dividend payable in cash that has a material effect on the price of issued Shares.

         Subject to any required action by the stockholders, if the Corporation shall be the surviving corporation in any merger, consolidation or other reorganization, each outstanding Award shall pertain and apply to the securities to which a holder of the number of Shares subject to the Award would have been entitled. Subject to the provisions of Section 7(d), a dissolution or liquidation of the Corporation or a merger, consolidation or other reorganization in which the Corporation is not the surviving corporation shall cause each outstanding Option and each nonvested Restricted Stock Award or Other Share-Based Award to terminate, unless the agreement of merger, consolidation or reorganization shall otherwise provide. In the event that the Corporation undergoes a reverse merger transaction, the Participant shall be entitled to receive the same consideration in such transaction with respect to his or her Award (including, without limitation, cash) as other stockholders are entitled to receive.

         In the event of a change in the Common Stock as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.


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
         To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that each Incentive Stock Option granted pursuant to this Plan shall not be adjusted in a manner that causes the Option to fail to continue to qualify as an incentive stock option within the meaning of section 422 of the Code.

         Except as expressly provided in this Section 13, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Corporation of shares of stock of any class or securities convertible into shares of stock of any class, shall not affect the number or price of Shares subject to the Option.

         The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

         14.     SECURITIES LAW REQUIREMENTS AND LIMITATION OF RIGHTS.

         (a)  Securities Law.

         No Shares shall be issued pursuant to the Plan unless and until the Corporation has determined that: (i) it and the Participant have taken all actions required to register the Shares under the Securities Act of 1933 or perfect an exemption from registration; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) any other applicable provision of state or federal law has been satisfied.

         (b)  Employment Rights.

         Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain employed by the Corporation or a Subsidiary or to remain a Director. The Corporation and its Subsidiaries reserve the right to terminate the employment of any employee at any time, with or without cause, subject only to a written employment contract (if any), and the Board reserves the right to terminate a Director's membership on the Board for cause in accordance with the Corporation's Restated Certificate of Incorporation.

         (c)  Stockholders' Rights.

         A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Shares covered by his or her Award prior to the issuance of a stock certificate for such Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued.

         (d)  Creditors' Rights.

         A holder of an Other Share-Based Award shall have no rights other than those of a general creditor of the Corporation. An Other Share-Based Award shall represent an unfunded and unsecured obligation of the Corporation, subject to the terms and conditions of the applicable Other Share-Based Award Agreement.


         15.     AMENDMENT OF THE PLAN.

         The Board may suspend or discontinue the Plan or revise or amend it with respect to any Shares at the time not subject to Awards except that, without approval of the stockholders of the Corporation, no such revision or amendment shall:

                 (a)  Increase the number of Shares subject to the Plan;

                 (b) Change the designation in Section 5 of the class of Employees eligible to receive Awards;

                 (c) Decrease the price at which Incentive Stock Options may be granted;

                 (d)  Remove the administration of the Plan from the Committee;

                 (e) Render any disinterested member of the Committee eligible to receive a discretionary Award under Sections 7, 8 and 9 while serving on the Committee;

                 (f) Change the provisions of Section 10 more than once in any six-month period, other than to comply with changes in the Code or the rules thereunder; or

                 (g)  Amend this Section 15 to defeat its purpose.


         16.     APPLICATION OF FUNDS.

         The proceeds received by the Corporation from the sale of Common Stock pursuant to the exercise of an Option or the grant of Restricted Stock will be used for general corporate purposes.


         17.     NO OBLIGATION TO EXERCISE OPTION.

         The granting of an Option shall impose no obligation upon the Participant to exercise such Option.


         18.     APPROVAL OF STOCKHOLDERS.

         This Plan and any amendments requiring stockholder approval pursuant to Section 15 shall be subject to approval by affirmative vote of the stockholders in accordance with applicable law. Such vote shall be taken at the first annual meeting of stockholders of the Corporation following the adoption of the Plan or of any such amendments, or any adjournment of such meeting.


         19.     LIMITATION ON PLAN PAYMENTS.

         Any provision of the Plan to the contrary notwithstanding, payments or transfers to a Participant under the Plan shall be limited to the amount (the "Capped Amount") necessary to avoid characterization of any amount payable to the Participant (including, but not limited to, amounts payable under the Plan) as an "excess parachute payment" as defined in Code section

280G, except in the event that the total amount that the Participant would receive from all "parachute payments" as defined in Code section 280G, net of all applicable taxes, including the excise tax that would be imposed pursuant to Code section 4999, would exceed the Capped Amount, net of all applicable taxes.

         The determination of whether any amount would constitute an "excess parachute payment" shall be made by the firm of independent certified public accountants serving as the outside auditor of the Corporation as of the date of the event specified in Section 7(d)(i) through (iv). In making such determination, such firm may disregard any payments or benefits available to the Participant under any contract, plan or program if the Participant irrevocably elects to relinquish or not exercise such payments or benefits before receipt of such payments or benefits. It is intended that payments shall be made under the Plan whether or not the status of a particular payment as an "excess parachute payment" has been finally determined by the Internal Revenue Service or a court of competent jurisdiction.


         20.     WITHHOLDING TAXES.

         (a)  General.

         To the extent required by applicable law, the recipient of any payment or distribution under the Plan shall make arrangements satisfactory to the Corporation for the satisfaction of any withholding tax obligations that arise by reason of such payment or distribution. The Corporation shall not be required to make such payment or distribution until such obligations are satisfied.

         (b)  Nonqualified Options.

         The Committee may permit a Participant who exercises Nonqualified Stock Options to satisfy all or part of his or her withholding tax obligations by having the Corporation withhold a portion of the Shares that otherwise would be issued to him or her under such Nonqualified Stock Options. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. The payment of withholding taxes by surrendering Shares to the Corporation, if permitted by the Committee, shall be subject to such restrictions as the Committee may impose, including any restrictions required by rules of the Securities and Exchange Commission.


         21.     EXECUTION.

         To record the adoption of the Plan effective as of December 7, 1995, the Corporation has caused its authorized officer to execute the same this ______ day of _______________, 1995.



                                            POTLATCH CORPORATION



                                            By
                                              ----------------------------------